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                                                                  EXHIBIT 10.21

                 NEXTWAVE TELECOM INC. SPECIAL VOTING AGREEMENT

THIS SPECIAL VOTING AGREEMENT (this "Voting Agreement") is entered into effective as of October 29, 1996 (the "Effective Date") by and among NextWave Telecom Inc., a Delaware corporation (the "Company"), Hughes Network Systems, Inc. ("HNS") and the Series A Stockholders of the Company whose names appear on the signature pages to this Voting Agreement (individually, a "Stockholder" and collectively, the "Stockholders") with reference to the following facts:

        WHEREAS, the Stockholders hold shares of the Company's Series B Common Stock and/or shares of the Company's Series A Common Stock which convert, upon the occurrence of certain events, into shares of Series B Common Stock. Pursuant to the terms of the Restated Certificate, holders of Series B Common Stock have the right to elect a number of Directors of the Company equal to the total number of Directors of the Company less the number of Directors to be elected by the holders of Series A Common Stock.

        WHEREAS, the Company is negotiating the terms of a Strategic Supply and Development Agreement ("Strategic Supply Agreement") with HNS, which provides for the supply and financing by HNS of up to $1 billion of code division multiple access infrastructure equipment to the Company and its affiliates. In connection with the Strategic Supply Agreement, HNS is purchasing convertible promissory notes having an aggregate purchase price of $50 million, which are convertible into shares of Series B Common Stock at a conversion price of $5.00 per share.

        WHEREAS, the Company and the Stockholders desire to provide for the voting of the Stockholders' shares of Series B Common Stock, whether now owned or hereafter acquired, in accordance with the terms hereof to induce HNS to execute the Strategic Supply Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

        1.  Representation on Board of Directors.

            1.1 Election of Directors. Each Stockholder agrees, for the duration of this Voting Agreement, to vote, at any meeting of stockholders at which directors are elected in person or by proxy, all shares of Series B Common Stock owned by it in favor of the election, as a director of the Company, one representative designated by HNS or any affiliate, so long as HNS or any affiliate holds at least Ten Million Dollars ($10,000,000) aggregate principal amount of the Company's convertible notes or at least two million (2,000,000) shares of Series B Common Stock (including securities convertible or exchangeable for shares of Series B Common Stock), as adjusted for stock splits, stock dividends, recapitalizations and the like. If necessary, the Stockholders will cause the Board of Directors to increase the size of the Board so that the

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number of authorized directors to be elected by the holders of Series B Common
Stock is sufficient to accommodate the election of the HNS designee, taking into account incumbent directors and any obligations on the part of the Stockholders to vote their shares in favor of the election of representatives of other persons.

            1.2 Resignation. In the event the member of the Board of Directors designated by HNS resigns or otherwise ceases to be a member of the Board of Directors for any reason, in the event such vacancy is filled by the vote of the Company's stockholders, each Stockholder agrees that it will vote its shares and otherwise use its best efforts to cause the vacancy to be filled by a designee chosen by HNS during the term of this Voting Agreement.

            1.3 Termination. This Voting Agreement shall remain in effect until such time as the earlier to occur of (a) HNS' failure to satisfy the conditions of Section 1.1 hereof or (b) three (3) years from the Effective Date.

        2. Confidential Information. HNS acknowledges and agrees that the Board may designate a committee of the Board of Directors which shall be delegated the responsibility of receiving and reviewing information provided by third parties under non-disclosure or other confidential agreements and other information obtained from third parties which contains competitive or other sensitive marketing or pricing data. HNS agrees that its Board designee will not be a member of such committee, will not have access to such information, and will not seek the right to inspect any such written information; provided that HNS' Board Designee will be informed of, will have access to, and will be permitted to consider and act upon, any information and data referred to in this paragraph to the extent required to permit such Board Designee to perform his fiduciary duties as a member of the Board of Directors of the Company.

        3.  Miscellaneous.

            3.1 Binding Agreement. This Voting Agreement shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, assigns, transferees and successors in interest of the parties hereto.

            3.2 Final Agreement. This Voting Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the stockholder voting rights. This Voting Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

            3.3 Governing Law. This Voting Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed wholly within Delaware.

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        3.4  Counterparts. This Voting Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument. This Voting Agreement may be executed via facsimile with original signatures to follow via overnight courier.

        3.5 Severability. Should any one or more of the provisions of this Voting Agreement be determined by an arbitrator or court of proper jurisdiction to be illegal or unenforceable, then such illegal or unenforceable provision shall be modified by the proper court or arbitrator to the extent necessary and possible to make such provision enforceable, and such modified provision and all other provisions of this Voting Agreement shall be given effect separately from the provision or portion thereof determined to be illegal or unenforceable and shall not be affected thereby.

        3.6 Mandatory Arbitration. In the event of any dispute regarding the meaning, instruction, or intent of this Voting Agreement, or of any matter of performance, fact, law, background, circumstance, or other matter of any kind whatsoever relating to this Voting Agreement, the parties stipulate and agree that such dispute shall be submitted at the written election of any party to binding arbitration in the State of Delaware, conducted in accordance with the commercial rules of the American Arbitration Association ("AAA") in effect as of the Effective Date of this Voting Agreement. One arbitrator agreed upon by the parties shall be appointed, or if the parties cannot agree upon one arbitrator, the AAA will provide a list of three arbitrators with appropriate expertise and each party may strike one. The remaining arbitrator will serve as the arbitrator. Such appointment shall be made within 30 days after the election to arbitrate. Discovery shall be available to the parties subject to the approval and control of the arbitrator. The decision by the arbitrator shall be final and binding on all parties, and may be entered in any court of competent jurisdiction for enforcement. Each of the parties to this Voting Agreement shall keep confidential all information furnished to it pursuant to or in connection with any arbitration proceeding. Unless provided to the contrary herein, all costs of the arbitration and the fees of the arbitrator shall be allocated between the parties as determined by the arbitrator, it being the intention of the parties that the prevailing party in such a proceeding be made whole with respect to its expenses.

        3.7 Assignment. The rights under this Voting Agreement shall not be assignable nor the duties delegable by any party without the written consent of the other parties; and nothing contained in this Voting Agreement, express or implied, is intended to confer upon any person or entity, other than the parties hereto and their successors in interest and permitted assignees, any rights or remedies under or by reason of this Voting Agreement unless so stated to the contrary. Notwithstanding the foregoing, this Voting Agreement shall be binding on each party's heirs, successors and assigns.

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                                                                Exhibit 10.21


        IN WITNESS WHEREOF, the parties hereto each executed this Special Voting Agreement as of the date first written above.

COMPANY:                NEXTWAVE TELECOM INC.,
                        a Delaware corporation

                        By:  /s/ Allen Salmasi
                             ------------------------
                        Its: CEO & President


                 [Signature Page 1 to Special Voting Agreement]

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